Exhibit 12

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                       Years Ended December 31,
                                                               -----------------------------------------
                                                                  1995            1994            1993
                                                               ---------       ---------       ---------
                                                                       Dollar Amounts in Millions
Net income .................................................   $   225.3       $   201.1       $   182.3
Provision for income taxes .................................       139.8           123.9           128.5
                                                               ---------       ---------       ---------

Earnings before provision for income taxes .................       365.1           325.0           310.8
                                                               ---------       ---------       ---------
Fixed Charges:
  Interest and debt expenses on indebtedness ...............       831.5           614.0           508.0
  Interest factor--one third of rentals on real and personal
    properties .............................................         7.9             7.9             8.0
                                                               ---------       ---------       ---------

  Total fixed charges ......................................       839.4           621.9           516.0
                                                               ---------       ---------       ---------

    Total earnings before provisions for income taxes and
      fixed charges ........................................   $ 1,204.5       $   946.9       $   826.8
                                                               =========       =========       =========

Ratios of Earnings to Fixed Charges ........................        1.44            1.52            1.60

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